                                                   Registration No. 33-_________

    As filed with the Securities and Exchange Commission on March 1, 1996.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                    ________________________________________

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                EMC CORPORATION
             (Exact name of registrant as specified in its charter)

              Massachusetts                            04-2680009
          (State or other juris-                    (I.R.S. Employer
         diction of incorporation                  Identification No.)
            or organization)

                                171 South Street
                         Hopkinton, Massachusetts 01748
          (Address, including zip code of Principal Executive Offices)

               McDATA CORPORATION 1990 CLASS A STOCK OPTION PLAN
               McDATA CORPORATION 1990 CLASS B STOCK OPTION PLAN
                           (Full Title of the Plans)

                                 Paul T. Dacier
                       Vice President and General Counsel
                                EMC Corporation
                                171 South Street
                         Hopkinton, Massachusetts 01748
                                 (508) 435-1000
                      (Name, address and telephone number,
                   including area code, of agent for service)
                    ________________________________________

                        CALCULATION OF REGISTRATION FEE

===============================================================================================================
Title of each class of                        Proposed maximum       Proposed maximum          Amount of
  securities to be         Amount to be      offering price per     aggregate offering        registration
   registered               registered            share(1)                price                   fee
---------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par
 value per share          493,400 shares          $11.42              $5,634,628.00            $1,942.98
===============================================================================================================

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) based upon the maximum exercise price of options granted pursuant to the listed plans.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents which have been filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration
Statement:

          (a) the Registrant's latest Annual Report filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

          (b) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

          (c) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as the "Incorporated Documents"). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed Incorporated Document or in any prospectus or prospectus supplement modifies or supersedes such statement.


ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          The legality of the shares of the Registrant's common stock being registered pursuant to this Registration Statement will be passed upon for the Registrant by Paul T. Dacier, Vice President and General Counsel of the Registrant. As of December 31, 1995, Mr. Dacier was the beneficial owner (for purposes of the Exchange Act) of 49,768 shares of the Registrant's common stock.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Under Section 9 of the Amended and Restated Bylaws of the Registrant, the Registrant shall, to the extent legally permissible, indemnify each of its directors and officers (including persons who were at its request serving as directors, officers or trustees of another organization or in any capacity with respect to any employee benefit plan) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a director or officer, except with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Registrant (any person serving another organization in one or more of the indicated capacities at the request of the Registrant who shall have acted in good faith in the reasonable belief that his action was in the best interests of such other organization to be deemed as having acted in such manner with respect to the Registrant) or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan; provided, however, that as to any matter disposed of by a compromise payment by such director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the Registrant, after notice that it involves such indemnification: (a) by a disinterested majority of the directors then in office; or (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his action was in the best interests of the Registrant; or (c) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer. Expenses, including counsel fees, reasonably incurred by any director or officer in connection with the defense or disposition of any such action, suit or other proceeding may be paid from time to time by the Registrant in advance of the final disposition thereof upon receipt of an undertaking by such director or officer to repay the amounts so paid to the Registrant if it is ultimately determined that indemnification for such expenses is not authorized under Section 9. The right of indemnification provided by Section 9 shall not be exclusive of or affect any other rights to which any director or officer may be entitled. As used in Section 9, the terms "director" and "officer" include their respective heirs, executors and administrators, and an "interested" director or officer is one against whom in such capacity the proceedings in question or another proceeding on the same or similar grounds is then pending. Nothing contained in Section 9 shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.


ITEM 8.   EXHIBITS.

     4.1 Form of stock certificate (incorporated by reference from the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1987, as filed with the Commission on March 31, 1988).

     4.2  McDATA Corporation 1990 Class A Stock Option Plan.

     4.3  McDATA Corporation 1990 Class B Stock Option Plan.

     5.1 Opinion of Paul T. Dacier regarding the legality of the Common Stock being registered.

    23.1  Consent of Coopers & Lybrand L.L.P.

    23.2  Consent of Paul T. Dacier (included in the opinion filed as Exhibit
          5.1).

    25.1 Power of Attorney (included in Part II of this Registration Statement under the caption "Signatures").

ITEM 9.   UNDERTAKINGS.

          The undersigned registrant hereby undertakes:

          a. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information.

          b. That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          c. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          d. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          e. To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

          f. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hopkinton, State of Massachusetts, on February 28, 1996.

                               EMC CORPORATION

                               By:  /s/ Richard J. Egan
                                    ------------------------
                                    Richard J. Egan, Chairman of the Board


    Each of the undersigned directors and/or officers of the Registrant, by virtue of his or her signature to this Registration Statement appearing below, hereby constitutes and appoints Michael C. Ruettgers, Colin G. Patteson and Paul
T. Dacier, and each of them singly, with full power of substitution and resubstitution, as attorneys-in-fact in his or her name, place and stead to execute any and all amendments to this Registration Statement in the capacity or capacities set forth opposite his or her name and hereby ratifies all that said attorneys-in-fact may do by virtue hereof.

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


SIGNATURE                 TITLE                                DATE
---------                 -----                                ----

/s/ Richard J. Egan       Chairman of the Board (Principal     February 28, 1996
------------------------   Executive Officer) and Director
Richard J. Egan


/s/ Michael C. Ruettgers  President, Chief Executive Officer   February 28, 1996
------------------------   and Director
Michael C. Ruettgers


/s/ John R. Egan          Executive Vice President, Sales and  February 28, 1996
----------------------     Director
John R. Egan


/s/ Colin G. Patteson     Vice President and Chief Financial   February 28, 1996
---------------------      Officer (Principal Financial
Colin G. Patteson          Officer)


/s/ William J. Teuber    Vice President and Controller         February 28, 1996
-----------------------   (Principal Accounting Officer)
William J. Teuber

-----------------------  Director                              February 28, 1996
W. Paul Fitzgerald


/s/ Joseph F. Oliveri    Director                              February 28, 1996
-----------------------
Joseph F. Oliveri


/s/ Michael J. Cronin    Director                              February 28, 1996
-----------------------
Michael J. Cronin


/s/ Maureen E. Egan      Director                              February 28, 1996
-----------------------
Maureen E. Egan

                         Director                              February 28, 1996
-----------------------
John F. Cunningham